U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10/A
(Amendment No. 3)

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934

ANOTEROS, INC.
(Exact name of registrant as specified in its charter)

Nevada	88-0368849
(State or other Jurisdiction of of Incorporation or Organization)	(IRS Employer Identification No.)

1204 Avenue U, Suite 1303, Brooklyn, NY 11229
 (Address of principal executive offices, zip code)

646-396-5154
Registrant's telephone number, including area code:

Securities registered under Section 12(b) of the Exchange Act: None

Securities registered under Section 12(g) of the Exchange Act: Common Stock, $0.001 Par Value

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.   See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐

Non-Accelerated Filer ☐	Smaller Reporting Company ☒

( ii )

FORWARD-LOOKING STATEMENTS

This Form 10 contains forward-looking information. This document contains forward-looking statements. Any statements contained in this document that are not statements of historical fact may be deemed to be forward-looking statements. You can identify forward-looking statements as those that are not historical in nature, particularly those that use terminology such as "may", "will", "should", "expects", "anticipates", "contemplates", "estimates", "believes", "plans", "projects", "predicts", "potential" or "continue" or the negative of these similar terms. In evaluating these forward-looking statements, you should consider various factors, including the following: (a) those risks and uncertainties related to general economic conditions, (b) whether we are able to manage our planned growth efficiently and operate profitably, (c) whether we are able to generate sufficient revenues or obtain financing to sustain and grow our operations, and (d) whether we are able to successfully fulfill our primary requirements for cash. The Company's actual results may differ significantly from the results projected in the forward-looking statements. The Company assumes no obligation to update forward-looking statements.

 Use of Term

Except as otherwise indicated by the context, references in this report to "Company", "ANOS", "we", "us" and "our" are references to Anoteros, Inc.  All references to "USD" or United States Dollars refer to the legal currency of the United States of America.

ITEM 1.    BUSINESS

Anoteros Inc. (the "Company") was incorporated on September 25, 1996 under the laws of the State of Nevada, as Out of Bounds Sports Co. and initially entered the sportswear market, manufacturing and marketing T-shirts, golf shirts and hats with the "OB Golf" and "OB Sports" logo.

Thereafter, the Company turned its focus to the children's education and entertainment arena utilizing the gorilla charter "Doolittle" depicted in various sporting activities and worked on various story lines and character treatments.  We completed the final story line and draft of Book 1 – The Story of Doolittle, an Exceptional Young Gorilla in May 2000.  The story line and preliminary draft of Book 2 – The Adventures of Dynamic Doolittle – Episode 1 "The Problem with Paulie Python" was completed in October 2000 and, the story line and preliminary draft of Book 3 - Doolittle's Very, Very Bad Day was completed in May 2001.

On February 19, 2002, the Company formed Doolittle Edutainment Corp., a Nevada corporation ("Doolittle Edutainment") as a wholly owned subsidiary, for the purpose of holding the intellectual property and other assets relating to the Company's Doolittle books and product line.

On April 29, 2011, the Company closed an Agreement and Plan of Merger (the "Merger Agreement") with COA Holdings, Inc., a Nevada corporation ("COAH"), Antero Payment Solutions, Inc., a Nevada corporation and wholly-owned subsidiary of the Company ("Merger Sub"), and certain Major Shareholders of COAH (the "Major Shareholders") whereby the Company acquired COAH through the merger of COAH with and into Merger Sub (the "Merger") with Merger Sub being the surviving corporation, and the business of COAH continuing through Merger Sub, under the name Antero Payment Solutions, Inc., as a wholly-owned subsidiary of the Company.

On September 14, 2011, the Company entered into an Assignment and Assumption Agreement with the Company assigned all of the capital stock of Doolittle Edutainment as well as all assets and intellectual property owned by Doolittle Edutainment to George Chachas, and Mr. Chachas assumed any and all liabilities associated with Doolittle Edutainment. Accordingly, the business of Anoteros was conducted through its wholly-owned subsidiary, Antero Payment Solutions, Inc. ("Antero"). Antero became a global provider of information management and electronic commerce systems for the financial services industry.  Antero developed numerous e-commerce platforms to ensure secure electronic payments for checking, debit card, prepaid card and mobile payment applications, providing merchants with opportunities for lower cost structures and the potential to increase their client bases.  Antero business model was to perform the issuing and processing tasks of bank processors, while offering a complete suite of customer support services.  By owning and servicing our own branded products, we created additional value for clients by educating their teams in better ways to increase penetration of their markets through our online and retail networks.

(1)

On August 29, 2016, the Company entered into a Participation Agreement with the DFS Development, LLC. DFS Development, LLC is a Wyoming registered limited liability company managed by its member John Drury II. It was mutually agreed that DFS Development, LLC shall participate in developing Anoteros, Inc. and make it a successful holding company. Anoteros, Inc. will be the parent company of subsidiary Corporations, each with their own professional management team with extensive backgrounds in finance, manufacturing, marketing and distribution. The goal is to combine the expertise of our team members to create a cohesive force which can carry our company forward in the marketplace to a preeminent position through revenue sharing and acquisitions.

On January 5, 2017, the Company entered into a joint venture agreement with International Sustainability Group, Inc. (OTC: Pink/ISGP) where the Company started working with ISGP and assist in two key areas, technology development and product distribution, for our own products and those of others.

Forecasted Sales and Operations:

The Company does not anticipate revenues by EOY 2017, however expects through its joint venture partner ISGP to provide a positive return for the Company.  As well, the Company intends to launch two new products.

●	For EOY 2017, the Company believes it can achieve total revenues to exceed $150,000.
●	For EOY 2018, the Company believes it can achieve total revenues to exceed $200,000.
●	For EOY 2019, the Company believes it can achieve total revenues to exceed $250,000.

The Company cannot assure it will achieve these goals. As the Company has limited cash flow from operations, its ability to maintain normal operations is entirely dependent upon obtaining adequate cash to finance its endeavors.  The Company does not ordinarily make projections of its future operating results and undertakes no obligation (and expressly disclaims any obligation) to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Readers should carefully review this document and the other documents filed by the Company with the SEC. This section should be read together with the audited consolidated financial statements of the Company and related notes set forth elsewhere in this Form.

Future Acquisitions

Over the next twelve months, the Company plans to acquire some more assets and businesses to expand the production and marketing of nutritional products of ISGP.

ITEM 2.   RISK FACTORS

Investment in our common stock involves a high degree of risk. You should carefully consider the risks described below together with all of the other information included in this herein before making an investment decision.  If any of the following risks actually occur, our business, financial condition or results of operations could suffer. In that case, the market price of our common stock could decline, and you may lose all or part of your investment.
Business, political and economic factors may affect our operations, the manner in which we conduct our business and our rate of growth.

          The U.S. economy has deteriorated significantly over the last several years.  If economic conditions and unemployment rates continue to deteriorate or do not improve, our target consumer base may be disproportionately affected.  In addition, a large proportion of our target customers work in industries that may be disproportionately affected by a downturn in the U.S. economy.  Stagnant economic growth and high unemployment are likely to negatively affect our customers' ability to purchase our goods.  The resulting impact of such economic conditions on our customers and on consumer spending could have a material adverse effect on demand for our products and on our business, financial condition and operating results.

(2)

Our performance is influenced by a variety of economic, social, political factors

Our performance is influenced by a variety of economic, social, and political factors.  Economic uncertainty, unfavorable employment levels, declines in consumer confidence, increases in consumer debt levels, increased commodity prices, and other economic factors may affect our customer spending and use of our products and adversely affect the demand for our products.  Economic conditions also affect governmental political and budgetary policies. As a result, economic conditions can have an effect on the sale of our products to our customers.

There may be conflicts of interest between our management and the company.

Conflicts of interest create the risk that management may have an incentive to act adversely to the interests of the Company. A conflict of interest may arise between the Company's management's personal pecuniary interest and their fiduciary duty to our stockholders.

As of the end of the period covered by this report we had no officer, director, or employee with any significant experience in the information management and electronic commerce systems or financial services industry, and will continue to rely on the outside consultants whose interests may not always be aligned with ours.

We have no officer, director, or employee with significant experience in the information management and electronic commerce systems or financial services industry.  This increases our dependence on outside consultants we may engage from time to time. The quality of such outside consultants and the services which they provide may be influenced by the Company's financial condition and ability in retaining high equality consultants.

We have limited internal controls due to our small size and limited number of people, which may keep us from preventing or detecting waste or fraud.

We currently have only three directors and officers, so we rely on computer and manual systems without independent officers and employees to implement full, formal, internal control systems. Accordingly, we do not have separate personnel that provide dual signatures on checks, separate accounts receivable and cash receipts, accounts payable and check writing, or other functions that frequently are divided among several individuals as a method of reducing the likelihood of improper activity. This reliance on a few individuals and the lack of comprehensive internal control systems may impair our ability to detect and prevent internal waste and fraud.

We will need additional capital, which we may seek through additional financing or the sale of equity securities.

We will need additional funds for operations, to maintain our filing status and execute on our intended business model. We will fund any additional amounts required for such expenditures through additional debt financing or the sale of additional equity securities, which would reduce the percentage interest in our Company held by existing stockholders and may dilute the economic interest of existing stockholders. Our board of directors can authorize the sale of additional equity securities without stockholder consent.

We may not be able to obtain additional financing.

There can be no assurance that any proceeds we receive from additional debt or equity financing will satisfy our capital needs. We may require additional capital to address unanticipated expenses. There is no assurance that additional financing will be available when needed on terms favorable to us or at all. The unavailability of adequate financing on acceptable terms could have a material adverse effect on our financial condition and on our continued operation.

Early stage of the Company and its products

We have generated minimal revenue from operations, and may not generate any significant or sufficient revenue from its current operations to continue future operations.  To achieve profitable operations, we must successfully initiate and maintain sales and distribution of our products.  The time frame necessary to achieve market success for any individual product is uncertain.  There can be no assurance that our efforts will be successful, that any of our  products will prove to meet the anticipated levels of approval or effectiveness, or that we will be able to obtain and sustain customer as well as distribution approval.

(3)

If we fail to predict consumer preferences and trends accurately, develop and introduce our products in a timely manner or extend our existing core products, our sales will suffer.

The introduction of products and services in a timely manner is crucial in this electronic age. The successful development and introduction of new products and the enhancement and extension of our current products will require us to anticipate the needs and preferences of consumers and to forecast market trends accurately. Consumer preferences, along with the products and services offered in the market place, are continuously changing at a rapid pace and are difficult to predict. The development of unique products requires high levels of innovation and this process can be lengthy and costly. To remain competitive, we must continue to develop enhancements of our existing products and services successfully. We cannot assure you that future products will be introduced or, if introduced, will be successful. The failure to timely introduce, implement, enhance and extend our existing products or to develop and introduce new products that achieve and sustain market acceptance and produce acceptable margins would harm our business and operating results.

Risk of technological obsolescence and competition

We operate in an ever-evolving field.  Developments are expected to continue at a rapid pace in the industry in general.  Competition from other large companies, joint ventures and others is intense and expected to increase.  Many of these companies and institutions have substantially greater capital resources, research and development staffs and facilities than we do, and many have substantially greater experience in conducting testing, manufacturing and marketing of products.  These entities represent significant long‑term competition for us.  There can be no assurance that developments by others will not render our technologies and future products obsolete or noncompetitive.  In addition, our competitors might succeed in developing or purchasing technologies and products that are more effective than those that are being developed by the Company or that would render the Company's technology and products obsolete or noncompetitive.

If our products infringe or allege to infringe on the intellectual property rights of others It could lead to costly disputes or disruptions.

In the course of our business, we may periodically receive claims of infringement or otherwise become aware of potentially relevant copyrights, trademarks or other intellectual property rights held by other parties. Upon receipt of this type of communication, we will evaluate the validity and applicability of allegations of infringement of intellectual property rights to determine whether we must negotiate licenses or cross-licenses to incorporate or use the proprietary copyrights or trademarks or other proprietary matters in or on our products. Any dispute or litigation regarding copyrights, trademarks or other intellectual property rights, regardless of its outcome, may be costly and time-consuming, and may divert our management and key personnel from our business operations. If we, our potential distributors or our manufacturers are adjudged to be infringing the intellectual property rights of any third party, we or they may be required to obtain a license to use those rights, which may not be obtainable on reasonable terms, if at all. And, we may incur costs in revising certain books or products so as to not infringe on others rights. We also may be subject to significant damages or injunctions against the development and sale of some or all of our products or against the use of a trademark in the sale of some or all of our products.  We do not have insurance to cover any such claim of this type and may not have sufficient resources to defend an infringement action.

If we are unable to compete effectively with existing or new competitors, our sales and market share could be affected.

The industry in which we operate is very competitive.  Many of our direct, indirect and potential competitors have significantly longer operating histories, greater brand recognition and substantially greater financial, technical and marketing resources than we do. These competitors may be able to respond more rapidly than we can to changes in consumer preferences. They may also devote greater resources to the development, promotion and sale of their products than we are able to.  While we believe that the products we intend to offer are unique, we cannot assure you that we will be able to compete effectively in our markets.

If we cannot attract, retain, motivate and integrate additional skilled personnel, our ability to compete will be impaired.

Many of our current and potential competitors have employees and we do not. Our success depends in large part on our ability to attract, retain and motivate highly qualified management and technical personnel. We face intense competition for qualified personnel. The industry in which we compete has a high level of employee mobility and aggressive recruiting of skilled personnel. If we are unable to continue to employ our key personnel or to attract and retain qualified personnel in the future, our ability to successfully execute our business plan will be jeopardized and our growth will be inhibited.

(4)

Because our officers and directors are indemnified against certain losses, we may be exposed to costs associated with litigation.

If our directors or officers become exposed to liabilities invoking the indemnification provisions, we could be exposed to additional un-reimbursable costs, including legal fees. Our Articles of Incorporation, provide that our directors and officers will not be liable to us or to any shareholder and will be indemnified and held harmless for any consequences of any act or omission by the directors and officers unless the act or omission constitutes gross negligence or willful misconduct. Extended or protracted litigation could have a material adverse effect on our cash flow.

Limited sales and marketing capability

We must either retain or hire the necessary personnel to distribute and market our products or enter into collaborative arrangements or distribution agreements with third parties who will market such products or develop their own marketing and sales force with technical expertise and supporting distribution capability.  There can be no assurance that we will be able to retain or hire the personnel with sufficient experience and knowledge to distribute and market its products or be able to enter into collaborative or distribution arrangements or develop its own sales force, or that such sales and marketing efforts will be successful.

Risk Factors Related to Our Common Stock and Market Liquidity

There is no public market for our securities and an active trading market may not develop.

We cannot predict the extent to which this filing will lead to the development of an active trading market in the "pink sheets" or otherwise or how liquid that market might become. An active public market for our Common Stock may not develop or be sustained.. If an active public market does not develop or is not sustained, it may be difficult for our current shareholders to sell their shares of Common Stock at a price that is attractive to them, or at all.

Our stock price may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares and the price of our common stock may fluctuate significantly.

Once our shares begin trading, the market price for our common stock is likely to be volatile, in part because trading of our shares was halted by the SEC and FINRA. Trading was halted because the SEC determined that questions had arisen concerning the adequacy and accuracy of press releases concerning the company's operations and the accuracy of its financial statements.

•	changes in general economic or market conditions or trends in our industry or the economy as a whole and, in particular, in the nutraceutical industry;
•	changes in key personnel;
•	entry into new geographic markets;
•	actions and announcements by us or our competitors or significant acquisitions, divestitures, strategic partnerships, joint ventures or capital commitments;
•	investors' perceptions of our prospects and the prospects of the entertainment industry;
•	fluctuations in quarterly operating results, as well as differences between our actual financial and operating results and those expected by investors;
•	the public's response to press releases or other public announcements by us or third parties, including our filings with the SEC;
•	announcements relating to litigation;
•	financial guidance, if any, that we provide to the public, any changes in this guidance or our failure to meet this guidance;
•
changes in financial estimates or ratings by any securities analysts who follow our common stock, our failure to meet these estimates or failure of those analysts to initiate or maintain coverage of our common stock;

•	the development and sustainability of an active trading market for our common stock;
•	future sales of our common stock by our officers, directors and significant stockholders; and
•	changes in accounting principles affecting our financial reporting.

(5)

These and other factors may lower the market price of our common stock, regardless of our actual operating performance. As a result, our common stock may trade at prices significantly below historic prices.

The stock markets and trading facilities, including the OTC Bulletin Board, have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many e-cigarette companies. In the past, stockholders of some companies have instituted securities class action litigation following periods of market volatility. If we were involved in securities litigation, we could incur substantial costs and our resources and the attention of management could be diverted from our business.

The Company may issue more shares in connection with future mergers or acquisitions, which could result in substantial dilution to existing shareholders.

Our Certificate of Incorporation authorizes the issuance of 125,000,000 shares of common stock. Any future merger or acquisition effected by us may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then-current stockholders. Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm's-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. Our Board of Directors has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock or preferred stock are issued in connection with a future business combination or otherwise, dilution to the interests of our stockholders will occur, and the rights of the holders of common stock could be materially and adversely affected.

Authorization of Preferred Stock.

Our Articles of Incorporation authorizes the issuance of up to 25,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock.  The preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of our authorized preferred stock, there can be no assurance that the Company will not do so in the future.

We are currently in default of several debt obligations which could be detrimental to our operations and cash flows.

Currently, all outstanding promissory notes issued by the Company are in default. Specifically, we have issued promissory notes that has been noted in the financial statements.

In addition, a filing of default would require the attention of our management who may not have resources available to properly defend the Company.

We cannot assure you that the common stock will become liquid or that it will be listed on a securities exchange.

We cannot assure you that we will be able to meet the initial listing standards of any stock exchange, or that we will be able to maintain any such listing. Until the common stock is listed on an exchange, it has been listed in the "pink sheets." In those venues, however, an investor may find it difficult to obtain accurate quotations as to the market value of the common stock.

Even if publicly-traded in the future, our common stock may be subject to "Penny Stock" restrictions.

If our common stock becomes publicly-traded and our stock price remains at less than $5, we will be subject to so-called penny stock rules which could decrease our stock's market liquidity. The Securities and Exchange Commission has adopted regulations which define a "penny stock" to include any equity security that has a market price of less than $5 per share or an exercise price of less than $5 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require the delivery to and execution by the retail customer of a disclosure statement written suitability relating to the penny stock, which must include disclosure of the commissions payable to both the broker/dealer and the registered representative and current quotations for the securities. Finally, the broker/dealer must send monthly statements disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. Those requirements could adversely affect the market liquidity of such stock. There can be no assurance that if our common stock becomes publicly-traded the price will rise above $5 per share so as to avoid these regulations.

(6)

There may be deficiencies with our internal controls that require improvements, and we will be exposed to potential risks from legislation requiring companies to evaluate controls under Section 404 of the Sarbanes-Oxley Act of 2002.

It may be time consuming, difficult and costly for us to develop and implement the additional internal controls, processes and reporting procedures required by the Sarbanes-Oxley Act. Currently, as a small company, we maintain our internal controls through a segregation of duties between our executive officers.  Although one member of our Board of Directors has limited experience as officers of publicly-traded companies, much of that experience came prior to the adoption of the Sarbanes-Oxley Act of 2002. Additionally, the Company's officers and directors do not have experience in management of a publicly reporting company. This may be inadequate to have internal controls as we will rely heavily on direct management oversight of transactions, along with the use of external legal and accounting professionals.   We may need to hire additional financial reporting, internal auditing and other finance staff in order to develop and implement appropriate additional internal controls, processes and reporting procedures.

If we fail to comply in a timely manner with the requirements of Section 404 of the Sarbanes-Oxley Act regarding internal control over financial reporting or to remedy any material weaknesses in our internal controls that we may identify, such failure could result in material misstatements in our financial statements, cause investors to lose confidence in our reported financial information and have a negative effect on the trading price of our common stock.

Pursuant to Section 404 of the Sarbanes-Oxley Act and current SEC regulations, we are required to prepare assessments regarding internal controls over financial reporting and, furnish a report by our management on our internal control over financial reporting. We have begun the process of documenting and testing our internal control procedures in order to satisfy these requirements, which is likely to result in increased general and administrative expenses and may shift management time and attention from revenue-generating activities to compliance activities. While our management is expending significant resources in an effort to complete this important project, there can be no assurance that we will be able to achieve our objective on a timely basis. Failure to achieve and maintain an effective internal control environment or complete our Section 404 certifications could have a material adverse effect on our stock price.

In addition, in connection with our on-going assessment of the effectiveness of our internal control over financial reporting, we may discover "material weaknesses" in our internal controls as defined in standards established by the Public Company Accounting Oversight Board, or the PCAOB. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The PCAOB defines "significant deficiency" as a deficiency that results in more than a remote likelihood that a misstatement of the financial statements that is more than inconsequential will not be prevented or detected.

In the event that a material weakness is identified, we will employ qualified personnel and adopt and implement policies and procedures to address any material weaknesses that we identify. However, the process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company. We cannot assure you that the measures we will take will remediate any material weaknesses that we may identify or that we will implement and maintain adequate controls over our financial process and reporting in the future.

Any failure to complete our assessment of our internal control over financial reporting, to remediate any material weaknesses that we may identify or to implement new or improved controls, or difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet our reporting obligations or result in material misstatements in our financial statements. Any such failure could also adversely affect the results of the periodic management evaluations of our internal controls and, in the case of a failure to remediate any material weaknesses that we may identify, would adversely affect the annual auditor attestation reports regarding the effectiveness of our internal control over financial reporting that are required under Section 404 of the Sarbanes-Oxley Act. Inadequate internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock.

(7)

Reporting requirements may utilize a substantial portion of our cash and reduce the period of time we can survive on our available cash reserves prior to generating significant revenue.

We will incur ongoing costs and expenses for SEC reporting and compliance. Management anticipates that within 3 months of the date of the distribution, an application will be filed with FINRA for the public trading of our common stock on the OTC Bulletin Board or the OTC Markets, but there is no assurance that the Company's common stock will be quoted on the OTC Bulletin Board or the OTC Markets or any other exchange or trading facility To be eligible for quotation on the OTCQB or OTCBB, issuers must remain current in their filings with the SEC.  Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement.  Securities already quoted on the OTCQB that become delinquent in their required filings will be removed following a 30 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. We estimate that our costs we expect to incur as a public company will be $40,000 for the twelve months following the effective date of this registration statement.

ITEM 3. FINANCIAL INFORMATION

For financial reports, please see the exhibits index below and corresponding exhibits, which are incorporated herein by reference.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward Looking Statements

This Current report on Form 10 contains forward-looking statements that involve risks and uncertainties. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology including "could", "may", "will", "should", "expect", "plan", "anticipate", "believe", "estimate", "predict", "potential" and the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested in this report.
Significant Accounting Policies

Our discussion and analysis of our results of operations and liquidity and capital resources are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates and judgments, including those related to revenue recognition, valuation of intangible assets and investments, share-based payments, income taxes and litigation. We base our estimates on historical and anticipated results and trends and on various other assumptions that we believe are reasonable under the circumstances, including assumptions as to future events. These estimates form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. By their nature, estimates are subject to an inherent degree of uncertainty. Actual results that differ from our estimates could have a significant adverse effect on our operating results and financial position. We believe that the following significant accounting policies and assumptions may involve a higher degree of judgment and complexity than others.

(8)

Emerging Growth Company

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:
●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●
comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Uncertainties

Although we have been in operation for some time, we are still a development stage company, and we have not generated any revenues from our business activities. Thus, we anticipate that we will require additional financing in order to complete our acquisition activities. We currently do not have sufficient financing to fully execute our business plan and there is no assurance that we will be able to obtain the necessary financing to do so. Accordingly, there is uncertainty about our ability to continue to operate if we undergo any acquisition or to even undergo an acquisition.

Plan of Operations

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Future Financings

We estimate that our costs we expect to incur as a public company will be $40,000 for the twelve months following the effective date of this registration statement. Without increased revenues or financing, we may be unable to absorb such costs, resulting in inability to timely file reports and consequently result in our stock being traded on the "pink sheets," which, in turn, will adversely affect any active trading market for our common stock and limit how liquid that market may be.

(9)

Acquisition of Sites and Equipment and Other Assets

The Company has identified a number of potential acquisition targets, namely a working list of literary properties for Option or Purchase. We have yet to settle upon the appropriate course of action, thus we are not able to calculate future costs of acquisitions.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Inflation

The amounts presented in the financial statements do not provide for the effect of inflation on our operations or financial position. The net operating losses shown would be greater than reported if the effects of inflation were reflected either by charging operations with amounts that represent replacement costs or by using other inflation adjustments.

ITEM 4.   PROPERTIES

Our offices are currently located at 1204 Avenue U, suite 1303, Brooklyn, NY 11229 and our telephone number is (646) 396-5154.  We pay no current rent.  The space is utilized for general office purposes and it is our belief that the space we currently occupy is adequate for our immediate needs.  Additional space may be required as we expand our operations.  We do not foresee any significant difficulties in obtaining any required additional space.  We do not own any real property.

ITEM 5.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this report, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The stockholders listed below have direct ownership of his/her shares and possess voting and dispositive power with respect to the shares.

Name and Address of Beneficial Owners:

NAME	ADDRESS	OWNERSHIP%

BLAIN BURKE	1204 Avenue U, Brooklyn, NY	60%

SOHINII KHANNA	1959 Saxon Dr, Feasterville, PA	40%

(10)

ITEM 6.  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT.

Officers and Directors

Our current board of directors consists of two individuals.  Each director will serve until his or her successor is elected and qualified. Our officers are elected by the board of directors to a term of one (1) year and each serve until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The person named above has held his offices/positions since our inception and is expected to hold his offices/positions until the next annual meeting of our stockholders.

ITEM 7.  EXECUTIVE COMPENSATION

Currently there is no executive compensation set for board of directors. It will be set once the company gets some revenue.

ITEM 8.  LEGAL PROCEEDINGS

Denise Bogard -v- South Bay Capital

We are a party defendant in the action Denise Bogard -v- South Bay Capital, et al, Superior Court of the State of California, County of Los Angele. Case No. YC068410.  In this Plaintiff alleges, among other things that certain individuals associated with COA Holdings in 2009, 2010 and 2011, prior to the acquisition of COA, by Anoteros through its subsidiary Antero Payment Solutions Inc., misrepresented and were negligent to Mrs. Bogard with regard to her investment in COA.  Neither Anoteros, Antero Payment Solutions Inc., or any of the current officers and directors were involved in such matters and have no direct knowledge of such events.  Anoteros has yet to make an appearance in this matter due to lack of funds and is investigating the matter.

Other than as set forth above, we are not a party to any pending legal proceeding. No federal, state or local governmental agency is presently contemplating any proceeding against the Company. No director, executive officer or affiliate of the Company or owner of record or beneficially of more than five percent of the Company's common stock is a party adverse to the Company or has a material interest adverse to the Company in any proceeding.

ITEM 9.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

Common Stock

Our authorized capital common stock consists of 125,000,000 shares of $0.001 par value common stock. Each share of common stock entitles a stockholder to one vote on all matters upon which stockholders are permitted to vote. No stockholder has any preemptive right or other similar right to purchase or subscribe for any additional securities issued by us, and no stockholder has any right to convert the common stock into other securities. No shares of common stock are subject to redemption or any sinking fund provisions. All the outstanding shares of our common stock are fully paid and non-assessable. Subject to the rights of the holders of the preferred stock, if any, our stockholders of common stock are entitled to dividends when, as and if declared by our board from funds legally available therefore and, upon liquidation, to a pro-rata share in any distribution to stockholders. We do not anticipate declaring or paying any cash dividends on our common stock in the foreseeable future.

(11)

Dividends

We have never paid any cash dividends on our common stock. We intend to retain and use any future earnings for the development and expansion of business and do not anticipate paying any cash dividends in the foreseeable future.

We refer you to our Certificate of Incorporation, Bylaws and the applicable provisions of the Nevada Private Corporations Law for a more complete description of the rights and liabilities of holders of our securities.

ITEM 10.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under our Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our Most Unexceptional interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Wyoming.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Wyoming law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

ITEM 11.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Financial statements will be submitted upon approval of this Form 10.

ITEM 12.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

There have been no disagreements on accounting and financial disclosures from the inception of our company through the date of this Form 10.

ITEM 13.  FINANCIAL STATEMENTS AND EXHIBITS

The annual financial statements as of and for the years ended December 31, 2016 of ANOTEROS, Inc. will be submitted within 90 days of the approval of Form 10.

(12)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  August 24, 2017

ANOTEROS, INC.
(Name of Registrant)

By: /s/ Sohinii Khanna
Name:  Sohinii Khanna
Title:    Director

(13)